                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM S-1

                     POST-EFFECTIVE AMENDMENT NUMBER 34 TO

                    REGISTRATION STATEMENT NUMBER 33-22503

                      Ameriprise Stock Market Certificate

                                     UNDER

                          THE SECURITIES ACT OF 1933

                        AMERIPRISE CERTIFICATE COMPANY
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              (Exact name of registrant as specified in charter)

                                   DELAWARE
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        (State or other jurisdiction of incorporation or organization)

                                     6725
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           (Primary Standard Industrial Classification Code Number)

                                  41-6009975
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                     (I.R.S. Employer Identification No.)

   70100 Ameriprise Financial Center, Minneapolis, MN 55474, (612) 671-3131
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Scott R. Plummer - 5228 Ameriprise Financial Center,
                     Minneapolis, MN 55474, (612) 671-1947
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           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
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              CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 34 TO
                      REGISTRATION STATEMENT NO. 33-22503
Cover Page

Ameriprise Stock Market Certificate Prospectus, part of the combined Prospectus, filed in Post-Effective Amendment No. 36 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate on or about April 20, 2007 is incorporated by reference.

Part II Information

Signatures

Exhibits

The combined Prospectus containing information for Ameriprise Stock Market Certificate filed in Post-Effective Amendment No. 36 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate on or about April 20, 2007, is incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

         The By-Laws of Ameriprise Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

         The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)      Securities Sold

2004     American Express Special Deposits           8,423,210.00
2005     American Express Special Deposits           17,444,790.00

(b)      Underwriters and other purchasers

American Express Special Deposits were marketed by American Express Bank Ltd.
(AEB) to private banking clients of AEB in the United Kingdom. Effective Oct. 1, 2005, Ameriprise Certificate Company is no longer offering American Express Special Deposits.

(c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $226,417.33 in 2004 and $159,332.38 in 2005.

(d)      Exemption from registration claimed

American Express Special Deposits were marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

1 Distribution Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Financial Services, Inc. electronically on or about Feb. 26, 2007 as Exhibit 1 to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

2        Not Applicable.

3(a)     Amended and Restated Certificate of Incorporation of American Express

         Certificate Company, dated Aug. 1, 2005, filed electronically on or about March 10, 2006 as Exhibit 3(a) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

3(b)     Current By-Laws, filed electronically as Exhibit 3(e) to
         Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

4        Not Applicable.

5 An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6 through 9  None.

10(a) Investment Advisory and Services Agreement, dated Dec. 31, 2006, between ACC and RiverSource Investments, LLC, filed electronically on or about Feb. 26, 2007 as Exhibit 10(a) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(b) Administration and Services Agreement, dated Oct. 1, 2005, between RiverSource Investments, LLC and Ameriprise Financial, Inc. filed electronically on or about March 10, 2006 as Exhibit 10(s) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

10(c) Depositary and Custodial Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Trust Company, filed electronically on or about Feb. 26, 2007 as Exhibit 10(c) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(d) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as
         Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

10(e) Transfer Agent Agreement, dated Dec. 31, 2006 between ACC and RiverSource Service Corporation filed electronically on or about Feb. 26, 2007 as Exhibit 10(e) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

11 through 13     None

14(a) Code of Ethics under rule 17j-1 for Ameriprise Certificate Company, filed electronically as Exhibit 10 (p) (1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

14(b) Codes of Ethics under rule 17j-1 for ACC's investment advisor and principal underwriter, dated April 2006 and Jan. 2007, filed electronically on or about Feb. 26, 2007 as Exhibit 14(b) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

15 through 22     None

23 Consent of Independent Registered Public Accounting Firm is filed electronically herewith.

24(a) Directors' Power of Attorney, dated Aug. 1, 2006, is filed electronically herewith as Exhibit 24(a) to Registrant's
         Post-Effective Amendment No. 34 to Registration Statement No.
         333-46683.

24(b) Director's Power of Attorney, dated Aug. 1, 2006, is filed electronically herewith as Exhibit 24(b) to Registrant's
         Post-Effective Amendment No. 34 to Registration Statement No.
         333-46683.

24(c) Officers' Power of Attorney, dated Aug. 1, 2006, is filed electronically herewith as Exhibit 24(c) to Registrant's
         Post-Effective Amendment No. 34 to Registration Statement No.
         333-46683.

25 through 27     None.

(b) The financial schedules for Ameriprise Certificate Company filed electronically on March 1, 2007 with Ameriprise Certificate Company's 2006 annual report filed on Form 10-K are incorporated by reference.

Item 17. Undertakings.

         Without limiting or restricting any liability on the part of the other, Ameriprise Financial Services, Inc., as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. Ameriprise Financial Services, Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of Ameriprise Financial Services, Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 20, 2007.

AMERIPRISE CERTIFICATE COMPANY



By: /s/  William F. Truscott
    ------------------------
         William F. Truscott
         President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 20, 2007.

Signature                           Capacity

/s/  William F. Truscott            President and Director
--------------------------------    (Principal Executive Officer)
     William F. Truscott

/s/  Brian J. McGrane               Vice President and Chief Financial Officer
--------------------------------    (Principal Financial Officer)
     Brian J. McGrane

/s/  David K. Stewart               Vice President, Controller and
--------------------------------    Chief Accounting Officer
     David K. Stewart               (Principal Accounting Officer)

/s/  Rodney P. Burwell*             Director
--------------------------------
     Rodney P. Burwell

/s/  Jean B. Keffeler*              Director
--------------------------------
     Jean B. Keffeler

/s/  Thomas R. McBurney*            Chairman and Director
--------------------------------
     Thomas R. McBurney

/s/  Karen M. Bohn*                 Director
--------------------------------
     Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney, dated Aug. 1, 2006, filed electronically herewith as Exhibit 24(a), by:



By: /s/  Scott R. Plummer
    ---------------------
         Scott R. Plummer